Exhibit 99.1

AMERISOURCEBERGEN ANNOUNCES NEW FIVE-YEAR
PHARMACEUTICAL SUPPLY AGREEMENT WITH EXPRESS SCRIPTS
Company Continues Long-Term, Strategic Relationship with Anchor Customer

VALLEY FORGE, PA, May 1, 2017 - AmerisourceBergen Corporation (NYSE:ABC) announced today that it has signed a new five-year agreement to supply pharmaceuticals to Express Scripts Holding Company (Nasdaq: ESRX). The agreement extends through September 30, 2022. AmerisourceBergen and Express Scripts’ most recent supply agreement began in October 2012 and was set to expire in September 2017. The fiscal year 2016 revenue contribution from that agreement was approximately $23 billion.

“Our businesses are aligned to provide the highest quality service to our pharmacies and the patients we are privileged to serve,” said Express Scripts President and CEO Tim Wentworth. “Together, we are working to deliver more cost-effective pharmacy care, which is needed now more than ever. We are proud to extend our relationship with AmerisourceBergen.”

“We are extremely pleased and proud to continue to be the strategic partner of choice and provide brand pharmaceuticals for Express Scripts,” said Steven H. Collis, Chairman, President and Chief Executive Officer of AmerisourceBergen. “AmerisourceBergen works hard to be the best possible partner, providing the highest levels of service and value to our customers and supporting their long-term growth. We believe this new agreement is a result of that dedication and an illustration of our strong customer relationships.”

About AmerisourceBergen
AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human and animal health. With over $145 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 19,000 people. AmerisourceBergen is ranked #12 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen's Cautionary Note Regarding Forward-Looking Statements
Certain of the statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "expect,"

"likely," "outlook," "forecast," "would," "could," "should," "can," "will," "project," "intend," "plan," "continue," "sustain," "synergy," "on track," "believe," "seek," "estimate," "anticipate," "may," "possible," "assume," variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: unfavorable trends in brand and generic pharmaceutical pricing, including in rate or frequency of price inflation or deflation; competition and industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; changes to customer or supplier payment terms; the disruption of AmerisourceBergen's cash flow and ability to return value to its stockholders in accordance with its past practices; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. and AmerisourceBergen, including with respect to the pharmaceutical distribution agreement and/or the global sourcing arrangement; changes in the United States healthcare and regulatory environment, including changes that could impact prescription drug reimbursement under Medicare and Medicaid; increasing governmental regulations regarding the pharmaceutical supply channel and pharmaceutical compounding; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; increased federal scrutiny and qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation; material adverse resolution of pending legal proceedings; declining reimbursement rates for pharmaceuticals; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of PharMEDium, or the inability to capture all of the anticipated synergies related thereto; regulatory action in connection with the production, labeling or packaging of products compounded by our compounded sterile preparations (CSP) business; declining economic conditions in the United States and abroad; financial market volatility and disruption; the loss, bankruptcy or insolvency of a major supplier; interest rate and foreign currency exchange rate fluctuations; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; malfunction, failure or breach of sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen's tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen's tax positions; natural disasters or other unexpected events that affect AmerisourceBergen's operations; the impairment of goodwill or other intangible assets, resulting in a charge to earnings; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen's business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act.

Contacts:    Keri P. Mattox
Vice President, Corporate & Investor Relations

610-576-7801
kmattox@amerisourcebergen.com

Bennett S. Murphy
Director, Corporate & Investor Relations
610-727-3693
bmurphy@amerisourcebergen.com

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